

Exhibit 99.3

2018 First Quarter Results Investor Call

May 3, 2018

Safe Harbor Statement

All per share amounts in this presentation are reported on a diluted basis. The only common equity securities that are publicly traded are common shares of Eversource Energy. The earnings and EPS of each business do not represent a direct legal interest in the assets and liabilities allocated to such business, but rather represent a direct interest in Eversource Energy's assets and liabilities as a whole. EPS by business is a non-GAAP (not determined using generally accepted accounting principles) measure that is calculated by dividing the net income or loss attributable to controlling interests of each business by the weighted average diluted Eversource Energy common shares outstanding for the period. Management uses this non-GAAP financial measure to evaluate earnings results, provide details of earnings results by business, and more fully compare and explain our first quarter 2018 and 2017 results. Management believes that this measurement is useful to investors to evaluate the actual and projected financial performance and contribution of Eversource Energy's businesses. Non-GAAP financial measures should not be considered as alternatives to Eversource Energy's consolidated net income attributable to controlling interests or EPS determined in accordance with GAAP as indicators of Eversource Energy's operating performance.

This presentation includes statements concerning Eversource Energy's expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, future financial performance or growth and other statements that are not historical facts. These statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, readers can identify these forward-looking statements through the use of words or phrases such as "estimate," "expect," "anticipate," "intend," "plan," "project," "believe," "forecast," "should," "could" and other similar expressions. Forward-looking statements are based on current expectations, estimates, assumptions or projections and are not guarantees of future performance. These expectations, estimates, assumptions or projections may vary materially from actual results. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by important factors that could cause our actual results to differ materially from those contained in our forward-looking statements, including, but not limited to, that we may fail to reach agreement on terms of a potential transaction with Connecticut Water, or fail to complete any such transaction on a timely basis or on favorable terms; negative effects on Connecticut Water's business resulting from the pendency of the merger proposals; that we may not receive regulatory approvals within the expected timeframe; and that we may not be able to close the proposed transaction with Connecticut Water promptly and effectively, or at all; cyber attacks or breaches, including those resulting in the compromise of the confidentiality of our proprietary information and the personal information of our customers; acts of war or terrorism, physical attacks or grid disturbances that may damage and disrupt our transmission and distribution systems; ability or inability to commence and complete our major strategic development projects and opportunities; actions or inactions of local, state and federal regulatory, public policy and taxing bodies; substandard performance of third-party suppliers and service providers; fluctuations in weather patterns, including extreme weather due to climate change; changes in business conditions, which could include disruptive technology related to our current or future business model; increased conservation measures of customers and development of alternative energy sources; contamination of or disruption of our water supplies; changes in economic conditions, including impact on interest rates, tax policies, and customer demand and payment ability; changes in levels or timing of capital expenditures; disruptions in the capital markets or other events that make Eversource Energy's access to necessary capital more difficult or costly; changes in laws, regulations or regulatory policy; changes in accounting standards and financial reporting regulations; actions of rating agencies; and other presently unknown or unforeseen factors. Other risk factors are detailed in Eversource Energy's reports filed with the Securities and Exchange Commission (SEC) and updated as necessary, and are available on Eversource Energy's website at www.eversource.com and the SEC's website at www.sec.gov. All such factors are difficult to predict and contain uncertainties that may materially affect Eversource Energy's actual results, many of which are beyond our control. You should not place undue reliance on the forward-looking statements; each speaks only as of the date on which such statement is made, and, except as required by federal securities laws, Eversource Energy undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

Agenda



Phil Lembo
Executive Vice President and Chief Financial Officer

- First Quarter Performance
- State and Federal Regulatory Updates
- Recent Financings
- Connecticut Water



Lee Olivier
EVP Enterprise Strategy and Business Development

- Bay State Wind
- Northern Pass

First Quarter 2018 Results

	Q1 2018	Q1 2017	Change
Electric Transmission	$0.34	$0.30	$0.04
Electric Distribution	$0.33	$0.36	($0.03)
Natural Gas Distribution	$0.18	$0.16	$0.02
Water	$0.00	$0.00	$0.00
Parent & Other	$0.00	$0.00	$0.00
Reported EPS (GAAP)	$0.85	$0.82	$0.03

Regulatory Status of Implementing Tax Reform

- **FERC**
  - Federal income tax (FIT) rate decline to 21% reflected in rates effective 1/1/18
  - Notice of Inquiry request for comments on how to address excess ADIT due 5/21/18; Separate filing to address impacts
- **NSTAR Electric**
  - FIT rate decline to 21% reflected in new rates effective 2/1/18
  - Proposal for excess ADIT filed with MDPU on 5/1/18
- **CL&P**
  - FIT rate decline to 21% reflected in 5/1/18 rates
  - Filing proposal for excess ADIT refund expected in May 2018 to be effective as soon as 7/1/18
- **PSNH, Aquarion NH**
  - Report filed with NHPUC on 3/30/18

- **NSTAR Gas**
  - Proposal filed with MDPU on 5/1/18
- **Yankee Gas**
  - Will address all tax changes in 2018 rate proceeding filing
- **Aquarion CT**
  - Benefits were passed on to customers as part of annual 2/28/18 decoupling filing with PURA
- **Aquarion MA**
  - Reflected in current rate proceeding; proposing to use savings to fund new infrastructure tracker

Key Elements of Approved CT Rate Settlement

- On 4/18/18, PURA approved updated settlement filed with Office of Consumer Counsel
- Increase of approximately 1.75 percent in total bill beginning 5/1/18 with additional adjustments in 2019 and 2020
- ROE of 9.25 percent
- Common equity: 53 percent
- System resiliency capex to be recovered through separate tracker
- Impact of tax reform on excess ADIT still to be determined

Status of the Four New England Transmission Complaints Unclear at FERC

- First complaint decided in 2014; FERC order resulted in base ROE of 10.57% and project incentive cap of 11.74%
- Three-judge panel at D.C. Circuit Court of Appeals unanimously vacated and remanded FERC's order in its April 14, 2017 decision
- Second, third and fourth complaints also pending before FERC commissioners
- In fourth complaint, ALJ ruled against complainants on 3/27/18, determining that 2014 ROEs should remain intact

Eversource and Connecticut Water Are a Strong Geographic and Strategic Fit

Combining two locally situated businesses provides superior benefits to shareholders, customers, employees and local communities

Significant Geographic Overlap


CT
ME
NH
MA
CT

- Eversource
- Aquarion Water
- Combined Eversource & Aquarion Water
- Connecticut Water
- Combined Eversource (includes Aquarion Water) & Connecticut Water

- *Source: Company filings*
- *[1] Eversource has dual-headquarters in Hartford, Connecticut and Boston, Massachusetts. Connecticut Water Service is currently headquartered in Clinton, Connecticut. Aquarion Water is headquartered in Bridgeport, Connecticut.*

Strong Strategic Fit

- ✓ Highly complementary geographic overlap
  - — Eversource already serves about 1.75 million electric, natural gas and water customers in Connecticut
  - — Strong fit with Eversource's Aquarion water operations
- ✓ Combination enables cost-effective regional investment in water in New England
- ✓ Eversource will continue to invest in critical infrastructure to serve New England residents and businesses
- ✓ Keeps a Connecticut-headquartered company in Connecticut[1]
- ✓ Leverages capabilities and expertise of overall Eversource resources to optimize business
- ✓ Eversource is uniquely positioned to maintain local control and create substantial benefits for shareholders, customers, employees and local communities
- ✓ Strong philanthropic support for the local region

Northern Pass Status


Des Cantons
Quebec
Vermont
New Hampshire
Maine
Deerfield
Des Cantons to NH
Underground Northern Pass Route
Overhead Northern Pass Route
Substation
Converter Terminal
Length of Line in Quebec: 75 kilometers
Length of Line in NH: 192 miles

Remaining Permits for Construction:

- NHSEC permit (denied 3/30/18)
  - NPT requested reconsideration on 4/27/18
  - NHSEC has scheduled a meeting on the request for 5/24/18
- Army Corps of Engineers (post-NHSEC approval)

Regulatory Hurdles Cleared:

New Hampshire

- Departments of Environmental Services and Transportation
- NHPUC approval of settlement authorizing NPT to commence business as a public utility
- NHPUC approval of licenses to cross public lands and waters
- NHPUC approval of PSNH – NPT lease settlement

Federal

- DOE Presidential Permit, final EIS, final Record of Decision
- USFS final Record of Decision

Canadian

- Quebec Provincial Permit
- Canadian National Energy Board

Upcoming Off-Shore Wind RFPs

Massachusetts: ***1,600 MW authorized by legislature in 2016***

- Bay State Wind submitted proposals for 400 MW and 800 MW in December 2017
- Selection of projects for negotiation by 5/23/18, followed by submission of contracts to DPU by 7/31/18

Connecticut: ***CT DEEP issued RFP on 1/31/18 for up to 825,000 MWh/year of off-shore wind, as part of total renewable solicitation of up to 899,250 MWh/year***

- Could support up to 200 MW of off-shore wind with contracts up to 20 years
- Bay State's Constitution Wind submitted a bid for about 200 MW on 4/2/18
- Selection of bids expected in June followed by submission of contracts to PURA

Rhode Island: ***Earlier this year, Governor Raimondo announced 400 MW RFP for new renewables, including off-shore wind***

New York: ***NY State Energy Research & Development Authority issued master plan on 1/29/18 to develop 2,400 MW of off-shore wind by 2030***

- At least 800 MW to be procured over 2018-2019 period

Additional Information

Certain Information Regarding Participants:

Eversource Energy and certain of its directors, executive officers and employees may be deemed participants in the solicitation of proxies from Connecticut Water Service, Inc. ("CTWS") shareholders in connection with CTWS's Special Meeting of Shareholders. Information about the interests in CTWS of Eversource and such directors, executive officers and employees is set forth in a preliminary proxy statement that was filed with the SEC on April 27, 2018 (the "Eversource Proxy").

Additional Information:

Investors are urged to read in its entirety the Eversource Proxy, which is available now, and the definitive proxy statement and any other relevant documents filed with the SEC when they become available, because they contain (or will contain) important information. The Eversource Proxy, and any other documents filed by Eversource Energy with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov. The Eversource Proxy and such other documents may also be obtained free of charge by contacting D.F. King & Co., Inc. at: (800) 967-5071 or 48 Wall Street, 22nd Floor, New York, New York 10005.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. This communication relates to a proposal that Eversource Energy has made for a business combination transaction with CTWS. In furtherance of this proposal and subject to future developments, if Eversource Energy and CTWS agree on a negotiated transaction, Eversource Energy and CTWS may file one or more registration statements, tender offer statements, prospectuses, proxy statements or other documents with the SEC. This communication is not a substitute for any registration statement, prospectus, proxy statement or other document Eversource Energy and/or CTWS file with the SEC in connection with the proposed transaction. Investors are urged to read carefully the registration statement(s), tender offer statement(s), tender offer statement(s), prospectus(es), proxy statement(s) and other documents filed with the SEC when they become available because they will contain important information about Eversource Energy, CTWS and the proposed transaction. Investors may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC's web site at www.sec.gov or by directing a request to Eversource Energy's Investor Relations department at (860) 665-5154 or by email to jeffrey.kotkin@eversource.com.